UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2007

XCORPOREAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31608 (Commission File Number)	98-0349685 (I.R.S. Employer Identification Number)
11150 Santa Monica Boulevard, Suite 340, Los Angeles, California 90025
(Address of principal executive offices, including zip code)
(310) 424-5668
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
 ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
 ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements with Certain Officers

Item 7.01 Regulation FD Disclosure

Item 9.01 Financial Statements and Exhibits

SIGNATURE

EXHIBIT 2.1
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 3.3
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement
     On August 10, 2007, we entered into a Merger Agreement with CT Holdings Enterprises, Inc., whose common stock currently trades on the OTC Bulletin Board under the symbol CTHE. Under the agreement, CTHE will effect a 1 for 8.27 reverse stock split, issue post-split shares of common stock in exchange for all of our outstanding stock, adopt a stock option plan substantially identical to our 2006 Incentive Compensation Plan, and change its name to Xcorporeal, Inc.
     CTHE and we have each made customary representations and warranties in the merger agreement, which is subject to customary closing conditions. Although the transaction requires shareholder approval, a majority-in-interest of the shareholders of both companies have already agreed to vote in favor of the merger. A copy of the merger agreement is attached hereto as Exhibit 2.1. The merger is expected to close in third quarter 2007.
Executive Chairman Agreement
     On August 10, 2007, Terren S. Peizer was named Executive Chairman of the Board, and we entered into an Executive Chairman Agreement as discussed in Item 5.02 below.
Chief Financial Officer Agreement
     On August 10, 2007, Robert Weinstein was named Chief Financial Officer, and we entered into an employment agreement as discussed in Item 5.02 below.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements with Certain Officers.
Appointment of Terren S. Peizer as Executive Chairman of the Board.
     On August 10, 2007, Terren S. Peizer, age 47, became our Executive Chairman of the Board. Mr. Peizer has served as Chairman of our Board of Directors since August 2006.
     Mr. Peizer entered into an Executive Chairman Agreement with us for an initial term of three years, with automatic one-year renewals. His base compensation will be $450,000 per annum as of July 1, 2007, with a signing bonus of $225,000. Mr. Peizer will be entitled to receive an annual bonus at the discretion of the Board based on performance goals and targeted at 100% of his base compensation. He is also eligible to participate in any equity incentive plans adopted by us. In the event Mr. Peizer’s position is terminated without good cause or he resigns for good reason, we will be obligated to pay Mr. Peizer in a lump sum an amount equal to three years’ base compensation plus 100% of the targeted bonus. A copy of the agreement is attached hereto as Exhibit 10.1.

Appointment of Winson W. Tang as Chief Operating Officer
     On August 10, 2007, Winson W. Tang, MC, FACP, age 50, was appointed our Chief Operating Officer. Dr. Tang is an executive with over 20 years of experience in academic medicine, biomedical research and the biopharmaceutical industry. Dr. Tang has held drug development positions of increasing responsibility at Amgen, Vertex, Tularik, and Isis Pharmaceuticals. During his biopharmaceutical career, he has successfully filed four Investigational New Drug Applications and Clinical Trial Applications, two Biologic License Applications, in-licensed a preclinical drug candidate that is now marketed (Sensipar®) and commercialized two drugs (Infergen® and Aranesp®). Both Sensipar® and Aranesp® are important therapies for patients with end stage renal disease. He was most recently the Director of Research for the Pacific Capital Group, a private equity group where he managed the biotech investment portfolio. Dr. Tang is a Diplomate of the American Board of Internal Medicine and a fellow of the American College of Physicians. He has published more than 30 original research articles and book chapters. Dr. Tang is a graduate of The Albert Einstein College of Medicine and completed a Residency in Internal Medicine at the University of Southern California, a Clinical Fellowship in Nephrology at the University of California San Diego and a Research Fellowship in Immunology at The Scripps Research Institute.
     Dr. Tang’s salary will be $250,000 per year. He will be entitled to receive an annual bonus at the discretion of the Board based on performance goals and targeted at 50% of his annual salary. In addition to any perquisites and other fringe benefits provided to other executives, Dr. Tang will receive options to purchase 300,000 shares of common stock under our 2006 Incentive Compensation Plan at an exercise price of $7.00 per share and vesting at a rate of 25% per year.
     On August 10, 2007, the board of directors accepted the resignation of Daniel S. Goldberger as our President and Chief Operating Officer. Mr. Goldberger will continue to serve as a member of the board of directors.
Appointment of Robert Weinstein as Chief Financial Officer
     On August 8, Robert Weinstein, age 47, was appointed our Chief Financial Officer. Prior to joining us, Mr. Weinstein served as Vice President, Director of Quality Control & Compliance of Citi Private Equity Services (formerly BISYS Private Equity Services), New York, a worldwide private equity fund administrator and accounting service provider. In 2005, Mr. Weinstein was the Founder, Finance & Accounting Consultant for EB Associates, LLC, Irvington, NY, an entrepreneurial service organization. From 2003 to 2004, Mr. Weinstein served as the Chief Financial Officer for Able Laboratories, Inc., Cranbury, NJ. In 2002, he served as Acting Chief Financial Officer for Eurotech, Lid., Fairfax, VA, a distressed, publicly traded early-stage technology transfer and development company. Mr. Weinstein received as M.B.A, Finance & International Business from the University of Chicago, Graduate School of Business and a B.S. in Accounting from the State University of New York at Albany. Mr. Weinstein is a Certified Public Accountant (inactive) in the State of New York.

     Mr. Weinstein has entered into an Employment Agreement with us with an initial term of three years, with automatic one year renewals. His base salary will be $275,000 per annum. Mr. Weinstein will be entitled to receive an annual bonus at the discretion of the Board based on performance goals and targeted at 50% of his annual salary. In addition to any perquisites and other fringe benefits provided to other executives, Mr. Weinstein will receive options to purchase 300,000 shares of common stock under our 2006 Incentive Compensation Plan at an exercise price of $7.00 per share and vesting at a rate of 20% per year. In the event Mr. Weinstein is terminated by us without good cause, as such terms are defined in the Employment Agreement, we will be obligated to pay Mr. Weinstein in a lump sum an amount equal to 12 months salary and benefits.
     On August 10, 2007, the Board of Directors accepted the resignation of Robert Stefanovich as our Interim Chief Financial Officer. Mr. Stefanovich will continue to serve until the effective date of Mr. Weinstein’s employment.
Appointment of Kelly J. McCrann as a Director
     On August 10, 2007, Kelly J. McCrann, age 51, was appointed as a Director. Mr. McCrann is a senior healthcare executive with extensive experience in board governance, strategic leadership, profit and loss management and strategic transactions. He was most recently Senior Vice President of DaVita Inc., where he was responsible for all home based renal replacement therapies for the United States’ second largest kidney dialysis provider. Prior to that, Mr. McCrann was the Chief Executive Officer and President of PacifiCare Dental and Vision, Inc. Mr. McCrann has held positions of increasing responsibility at Professional Dental Associates, Inc., Coram Healthcare Corporation, HMSS, Inc. and American Medical International. He is a graduate of the Harvard Business School and began his career as a consultant for KPMG and McKinsey & Company.
     Mr. McCrann will receive the standard Director compensation. He has entered into our standard form of Director Indemnification Agreement. There are no family relationships between Mr. McCrann and any of our other directors or executive officers. Mr. McCrann has not had a material interest in any of our transactions.
Item 7.01   Regulation FD Disclosure
Appointment of Len Braganza as Vice President, Sales and Marketing
     Len Braganza serves as Vice President, Sales and Marketing. Mr. Braganza has an expertise in international marketing and product management in the medical and biomedical industry. He was formerly Vice President and then President of U.S. Sales and Marketing for Gambro Renal Products. Previous to that, he was President of COBE Canada Ltd. Mr. Braganza has held positions of increasing responsibility at COBE, including Managing Director of the Australian subsidiary, Managing Director and General Manager of the Canadian subsidiary, and International Marketing Manager of COBE Laboratories. He is a graduate of the University of Toronto (Biomedical Engineering) and Paddington Technical College (Electrical Engineering).
Appointment of James R. Braig, MSEE as Vice President, Product Development
     James R. Braig serves as our Vice President, Product Development. He is a senior executive with over 30 years of experience in the medical device industry. Over the past 13 years, he was with OptiScan Biomedical Inc. where he served in a variety of positions including Co-founder President, Chief Technical Officer and Vice President of Engineering. Prior to that, he co-founded Square One Technology, a company founded as a contract manufacturer of medical devices. Some of the devices that were developed during his tenure included a mainstream capnometer (J&J Critikon), cardiac bypass oximeter (Baxter-Bentley), blood warmer (Dupaco), and Tympanic thermometer (Becton Dickenson). Mr. Braig began his career at Ohio medical products, Liston Edwards Inc and Nellcor. Mr Braig is the inventor and/or coinventor of over 53 US patents. He received his B.S. in Physics and M.S. in Electrical Engineering from University of Cincinnati.
Appointment of Tae Kim as Controller
     On August 10, 2007, Tae Kim was appointed our corporate Controller.

     Unless otherwise required by law, we disclaim any obligation to release publicly any updates or changes in our expectations or any change in events, conditions, or circumstances on which any forward looking statements are based.
Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

2.1	Merger Agreement
3.1	Certificate of Ownership Merging XC Acquisition Corporation into Xcorporeal, Inc.
3.2	Certificate of Amendment of the Certificate of Incorporation of Xcorporeal, Inc.
3.3	Amended and Restated Certificate of Incorporation of CT Holdings Enterprises, Inc.
10.1	Executive Chairman Agreement of Terren S. Peizer
10.2	Employment Agreement of Robert Weinstein

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 10, 2007	XCORPOREAL, INC.
	By:	/s/ Winson W. Tang
Winson W. Tang
Chief Operating Officer